Exhibit 3.4

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

THE KEYW Corporation

The KEYW Corporation, a Maryland corporation (the “Corporation”), certifies as follows:

FIRST: The Corporation desires to amend and restate its Articles of Incorporation as currently in effect (its “Charter”).

SECOND: The Charter is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto, and the provisions set forth in these Articles of Amendment and Restatement (including in Exhibit A) are all of the provisions of the Charter currently in effect.

THIRD: The amendment and restatement of the Charter has been approved by a majority of the entire Board of Directors of the Corporation, and the amendments to the Charter included therein were advised by the Board of Directors and approved by the stockholders.

FOURTH: Except as provided in these Articles of Amendment and Restated and in the amended and restated Charter attached hereto, the Charter is not amended by these Articles of Amendment and Restatement.

FIFTH: The current address of the principal office of the Corporation is as set forth in Article IV of the attached amendment and restatement of the Charter.

SIXTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the attached amendment and restatement of the Charter.

SEVENTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV of the attached amendment and restatement of the Charter.

EIGHTH: The total authorized shares of capital stock of the Corporation, the number of authorized shares of each class of capital stock, the par value shares of each class of capital stock and the aggregate par value of all the shares of all classes of capital stock, in each case both as of immediately before these Articles of Amendment and Restatement and after the effectiveness hereof, and a statement of the rights and preferences of each class of capital stock (or the manner in which such rights and preferences may be designated) are set forth in Article V of the attached amendment and restatement of the Charter.

The undersigned Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters of fact required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be executed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 22nd day of August, 2008.

Attest:		The KEYW Corporation

By:	/s/ Kimberly J. DeChello	By:	/s/ Leonard E. Moodsipaw
Name:	Kimberly J. DeChello	Name:	Leonard E. Moodispaw
Title:	Secretary	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned consents to his designation in the amended and restated Charter as resident agent for the Corporation.

/s/ Leonard E. Moodispaw
Leonard E. Moodispaw
135 National Business Parkway, Suite 101
Annapolis Junction, Maryland 20701

EXHIBIT A

ARTICLES OF INCORPORATION

OF

THE KEYW CORPORATION

Article I: Name

The name of the corporation (which is hereafter referred to as the “Corporation”) is The KEYW Corporation.

Article II: Period of Duration

The period of duration of the Corporation is perpetual.

Article III: Purposes and Powers

The purposes for which the Corporation is formed are (1) to engage in the provision of engineering and software services for government and commercial customers and (2) to engage in any other lawful act, activity or business for which corporations may now or hereafter be organized under the Maryland General Corporation Law (the “MGCL”). The Corporation shall have all the general powers granted by law to Maryland corporations and all other powers not inconsistent with law which are appropriate to promote and attain its purposes. The enumeration of the foregoing powers and purposes shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

Article IV: Principal Office and Resident Agent

The post office address of the principal office of the Corporation in this State is 135 National Business Parkway, Suite 101, Annapolis Junction, Maryland 20701. The name of the Resident Agent of the Corporation in this State is Leonard E. Moodispaw and his post office address is 135 National Business Parkway, Suite 101, Annapolis Junction, Maryland 20701. Said Resident Agent is an individual actually residing in this State.

Article V: Stock

(1)         The total number of shares of capital stock which the Corporation has authority to issue is thirty-five million (35,000,000) shares, of which up to thirty-five million (35,000,000) shares may be shares of common stock (“Common Stock”) of the Corporation, par value of one tenth of one cent ($0.001) per share, and up to five million (5,000,000) shares of which may be shares of preferred stock (“Preferred Stock”), par value of one tenth of one cent ($0.001) per share, of the Corporation in one or more classes or series and with rights, preferences and privileges conforming to this Article V. The aggregate par value of all shares of all classes is thirty-five thousand dollars ($35,000.00). The Corporation, by action of its board of directors but without stockholder action, may amend the Charter to increase or decrease the aggregate number of shares of capital stock of the Corporation that the Corporation has authority to issue.

(2)         Immediately prior to the amendment and restatement of these Articles of Incorporation, the total number of shares of capital stock which the Corporation had the authority to issue was twenty million (20,000,000) shares of Common Stock, par value of one tenth of one cent per share ($0.001), or an aggregate par value of twenty thousand dollars ($20,000.00).

(3)         The Board of Directors of the Corporation shall have the power from time to time (a) to classify or reclassify, in one or more series, any unissued shares of Preferred Stock and (b) to reclassify any unissued shares of any series of Preferred Stock, in the case of either (a) or (b), by setting or changing the number of shares constituting such series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares, and, in such event, the Corporation shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by the MGCL; provided that, unless otherwise designated by the board of directors in articles supplementary, any liquidation preference in respect of any Preferred Stock shall be payable only upon a Liquidation Event. The following events shall be regarded as a “Liquidation Event” of the Corporation, unless otherwise designated by the board of directors in articles supplementary: (i) the liquidation, dissolution or winding-up of the Corporation, (ii) the sale or lease of all or substantially all of the assets of the Corporation or (iii) a share exchange, reorganization, recapitalization, or merger or consolidation of the Corporation with or into any other corporation or corporations (or other form of business entity) or of any other corporation or corporations (or other form of business entity) with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); provided, however, that a Liquidation Event shall not include a share exchange, reorganization, recapitalization, merger or consolidation involving the Corporation or a subsidiary in which the holders of shares of the Corporation’s voting stock outstanding immediately prior to such transaction continue to hold at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation (or other form of business entity) or (2) if the surviving or resulting corporation (or other form of business entity) is a wholly owned subsidiary of another corporation (or other form of business entity) immediately following such transaction, the parent corporation (or other form of business entity) of such surviving or resulting corporation (or other form of business entity). Without limiting any of the foregoing, the Board of Directors shall be entitled, without stockholder action, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series.

(4)         Subject to the rights of holders of shares of any series of Preferred Stock established pursuant to Section 3 of this Article V, each share of Common Stock shall entitle the holder to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions authorized by Board of Directors in accordance with the MGCL and to all rights of a stockholder pursuant thereto. The Common Stock shall have no preferences or preemptive, conversion or exchange rights.

(5)         In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights upon dissolution are superior to those receiving the distribution.

Article VI: Directors

(1)         The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

(2)         The number of directors of the Corporation is currently three (3), which number may be increased or decreased from time to time pursuant to the Charter or the By-Laws of the Corporation (the “By-Laws”), but which never shall be less than three (3). The names of the current directors who shall act until their successors are duly chosen and qualified, are (i) Leonard E. Moodispaw, (ii) Frederick L. Funk and (iii) Kimberly J. DeChello.

(3)         Subject to the terms of any shares of Preferred Stock that may be outstanding from time to time, any director or the entire Board of Directors may be removed from office as a director or directors at any time, but only for cause, by the affirmative vote at a duly called meeting of stockholders of a majority of the votes entitled to be cast generally for the election of directors.

(4)         Subject to the terms of any shares of Preferred Stock that may be outstanding from time to time, vacancies in the Board of Directors, except for vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, even if less than a quorum, except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs. Subject to the terms of any shares of Preferred Stock that may be outstanding from time to time, vacancies resulting from an increase in the number of directors shall be filled only by a majority vote of the entire Board of Directors. Except to the extent provided in the Charter, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(5)         Except to the extent prohibited by law or limited by the Charter or By-Laws, the Board of Directors shall have the power (which, to the extent exercised, shall be exclusive) to fix the number of directors and to establish the rules and procedures that govern the internal affairs of the Board of Directors and nominations for director, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors’ power to manage the business and affairs of the Corporation.

Article VII: Provisions Defining, Limiting and Regulating Powers

The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

(1)          The Board of Directors of the Corporation is empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in these Articles of Incorporation or the By-Laws.

(2)          The Board of Directors of the Corporation may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms, or conditions of redemption of such stock.

(3)          The Board of Directors shall have the power, from time to time, to determine whether any, and if any, what part, of the surplus of the Corporation shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such surplus. The Board of Directors may in its discretion use and apply any of such surplus in purchasing or acquiring any of the shares of the stock of the Corporation, or any of its bonds or other evidences of indebtedness, to such extent and in such manner and upon such lawful terms as the Board of Directors shall deem expedient.

(4)          The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Charter, including but not restricted to, any amendments changing the terms of any class of its stock by classification, reclassification or otherwise, and all rights conferred on stockholders herein are granted subject to this reservation.

(5)         Notwithstanding any provision of law requiring the approval or authorization of any action by holders of shares of stock of the Corporation entitled to cast a greater number of votes than a majority of all the votes entitled to be cast on the matter, any such action shall be valid and effective if approved and authorized by the affirmative vote, at a meeting, of a majority of all votes entitled to be cast on the matter.

Article VIII: Maryland Business Combination Statute

The Corporation elects not to be governed by any of the provisions of subtitle 6 of Title 3 of the MGCL as to any business combinations or as to any existing or future interested stockholders of the Corporation or their affiliates.

Article IX: By-Laws

The Board of Directors shall have the power, at any regular or special meeting of the Board of Directors (or by action taken pursuant to Article XIII), to make and adopt, or to amend, rescind, alter or repeal, any By-Laws. The By-Laws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with law or the provisions of the Charter.

Article X: Inspection of Records by Stockholders

The Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the books, records, accounts, and documents of the Corporation, or any of them, shall be open to inspection by stockholders, except as otherwise provided by law or by the By-Laws; and except as so provided no stockholders shall have any rights to inspect any book, record, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

Article XI: Compensation

The Board of Directors in its discretion may allow, in and by the By-Laws or by resolution, the payment of expenses, if any, to directors for attendance at each regular or special meeting of the Board of Directors or of any committee thereof, and the payment of reasonable compensation to such directors for their services as members of the Board of Directors, or any committee thereof, and shall fix the basis and conditions upon which such expenses and compensation shall be paid. Any member of the Board of Directors or of a committee thereof, also may serve the Corporation in any other capacity and receive compensation therefor in any form.

Article XII: Indemnification and Limitation of Liability of Directors and Officers

(1)         The Corporation shall indemnify its directors and shall provide advancement of expenses to the maximum extent provided by Maryland law. The Board of Directors shall have the power to adopt By-Laws or resolutions for the indemnification of the Corporation’s directors, officers, employees and agents, provided that any such By-Laws or resolutions shall be consistent with applicable law.

(2)         To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any provision of the Charter or By-Laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Article XIII: Informal Action by Board of Directors

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

Article XIV: Informal Action by the Stockholders

Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting, and each stockholder is notified of such written consent not later than ten (10) days after the effective date of the action.